SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  July 30, 2001
                                  -------------
                                (Date of report)


                              IDIAL NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)

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
NEVADA                              000-24962                                  75-2863583
(State of Incorporation)   (Commission File Number)               (IRS Employer ID)
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                         16990 Dallas Parkway Suite #106
                                Dallas, TX 75248
                    (Address of principle executive offices)


                                  972-818-1058
              (Registrant's telephone number, including area code)




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ITEM 4.1

     Change in Registrant's Certifying Accountant - Ehrhardt Keefe Steiner & Hottman PC

     In February 2000, iDial Networks, Inc. (f/k/a/ Desert Springs Acquisition Corp.) ("iDial" or the "Company") changed its former independent auditor, Crouch, Bierwolf & Chisholm, CPA, based on their agreement that such action is in the best interests of both firms. Effective as of that date, the Company engaged Ehrhardt Keefe Steiner & Hottman PC ("EKS&H") as its new independent auditor.

     Over the course of Crouch, Bierwolf & Chisholm's engagement, the Company and Crouch, Bierwolf & Chisholm had no disagreements on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Crouch, Bierwolf & Chisholm, would have caused it to make reference to the subject matter of the disagreement in connection with any report or opinion it might have issued. Furthermore, neither of Crouch, Bierwolf & Chisholm's reports on the Company's financial statements contained an adverse opinion, disclaimer of opinion, or modification or qualification of opinion.

ITEM 4.2

Change in Registrant's Certifying Accountant - Kenneth Leiberman CPA, PA

     In February 2001, iDial Networks, Inc. ("iDial" or the "Company") changed its former independent auditor, Ehrhardt Keefe Steiner & Hottman PC ("EKS&H"). Effective as of that date, the Company engaged Kenneth Lieberman CPA, PA as its new independent auditor.

     Over the course of EKS&H's engagement, the Company and EKS&H had no disagreements on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EKS&H, would have caused it to make reference to the subject matter of the disagreement in connection with any report or opinion it might have issued. Furthermore, neither of EKS&H's reports on the Company's financial statements contained an adverse opinion, disclaimer of opinion, or modification or qualification of opinion.

ITEM 7(c).  Exhibits.
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Exhibit 16.1      Letter from Crouch, Bierwolf & Chisholm, dated July 31, 2001.
Exhibit 16.2      Letter from Ehrhardt Keefe Steiner & Hottman PC, dated July 30, 2001.
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                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                            IDIAL NETWORKS, INC.
                                                               (Registrant)



                                                            /s/ Mark T. Wood
                                                            By: Mark T. Wood
                                                                Chairman and CEO